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                                                                      EXHIBIT 12

            LORAL ORION, INC AND SUBSIDIARIES, A DEBTOR IN POSSESSION COMPUTATION OF DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES

                                             THREE  MONTHS  ENDED MARCH 31,
                                             ------------------------------
                                                  2004        2003
                                                --------    --------
Loss before income taxes                        $(23,251)   $ (5,606)
Plus fixed charges:
   Interest expense                                  207       3,250
Less: capitalized interest                          (207)       (330)
                                                --------    --------
Earnings available to cover fixed charges        (23,251)     (2,686)
Fixed charges (1)                                   (207)     (3,250)
                                                --------    --------
Deficiency of earnings to cover fixed charges   $(23,458)   $ (5,936)
                                                ========    ========

(1) Fixed charges includes the accrual of interest on all debt obligations through July 15, 2003, the date of the Company's Chapter 11 filing.


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